EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
                      [LETTERHEAD Mendoza Berger & Company]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB of our report dated January 9, 2007, relating to the consolidated financial statements of ENTECH ENVIRONMENTAL TECHNOLOGIES, INC.

CERTIFIED PUBLIC ACCOUNTANTS
Mendoza Berger & Company LLP